Exhibit 99.1

Thursday, January 17, 2008	Roger Bosma
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Reports 6% Increase in 2007 Earnings

Oak Ridge, NJ – January 17, 2008 —Lakeland Bancorp, Inc. (NASDAQ: LBAI) reported Net Income for the fourth quarter of 2007 of $3.3 million, or $0.14 per diluted share, as compared to $2.1 million, or $0.09 per diluted share for the same period last year. Net Income for the year ended December 31, 2007 was $18.0 million, compared to the $17.0 million reported for 2006, an increase of 6%. Diluted earnings per share was $0.77, compared to the $0.73 reported in 2006, an increase of 6%. Return on Average Assets was 0.76% and Return on Average Equity was 8.81% for 2007.

The Company achieved several key milestones in 2007 including:

•	Total assets exceeded $2.5 billion for the first time in Company history.

•

Total loans increased in 2007 by 19% to $1.88 billion at year-end, while total deposits increased 7% to approximately $2.0 billion. Loans as a percentage of total assets increased to 75% at year-end 2007 from 70% at year-end 2006.

•

Net interest margin is increasing with an 11 basis point increase to 3.38% in the fourth quarter of 2007, as compared to the 3.27% reported in the same period last year, and 3.36% in the third quarter of 2007.

•	A 5% stock dividend was declared and recorded in November 2007, effectively increasing the cash dividend by a similar amount.

Lakeland Bancorp declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on February 15, 2008 to holders of record as of the close of business on January 31, 2008.

Roger Bosma, Lakeland Bancorp’s President and CEO, said: “We are pleased with the overall results in 2007, even after recording an additional $3.1 million loan loss provision in the fourth quarter. This situation was related to a single entity, and the loss was recognized in the year 2007.”

-continued-

Net Interest Income

Net interest income for the fourth quarter of 2007 was $18.9 million, as compared to the $16.8 million earned in the fourth quarter of 2006, an increase of 12%. The annualized net interest margin increased by 11 basis points to 3.38%, as compared to the 3.27% reported in the fourth quarter of 2006, reflecting this increase in net interest income and a 9% increase in average earning assets. Average loans increased by $285.7 million, or 19%, to $1.82 billion in the fourth quarter of 2007, from the same period in 2006. The Company’s annualized yield on interest-earning assets increased by 18 basis points to 6.39% in the fourth quarter of 2007 from 6.21% for the same period last year, reflecting the strong loan growth. The annualized cost of interest bearing liabilities increased a more modest seven basis points from 3.44% in the fourth quarter of 2006 to 3.51% in the fourth quarter of 2007. This increase reflects increases in average time deposits and borrowings.

For the year 2007, net interest income was $71.7 million, or 8% higher than the $66.7 million reported for 2006, while average earning assets increased 6%. The net interest margin was 3.41% for 2007 compared to 3.39% for 2006. The Company’s yield on earning assets increased from 6.01% in 2006 to 6.42% in 2007. The Company’s cost of interest bearing liabilities increased from 3.06% in 2006 to 3.51% in 2007.

Noninterest Income

Noninterest income, excluding the gains/(losses) on investment securities, totaled $4.5 million for the fourth quarter of 2007, which compared to $4.2 million for the same period last year, an increase of 8%. Included in noninterest income for the fourth quarter of 2007 was $385,000 in gains on sales of leases, compared to $24,000 for the same period last year. There were no gains or losses on investment securities in the fourth quarter of 2007. In the fourth quarter of 2006, the Company employed a balance sheet restructuring program which resulted in a $3.3 million pre-tax loss on securities sold. Noninterest income, including gains/(losses) on investment securities sold, totaled $4.5 million for the fourth quarter of 2007, as compared to $807,000 for the fourth quarter of 2006.

Noninterest income, excluding the gains on investment securities, totaled $16.9 million for 2007, as compared to the $17.2 million reported for 2006. Gains on investment securities were $1.8 million for 2007, as compared to losses of $3.0 million for 2006. Service charges on deposit accounts decreased by $162,000 to $10.6 million, primarily due to reduced overdraft fees, while commissions and fees decreased $499,000 or 14%, to $3.1 million, primarily due to reduced loan fees. Other income increased by $276,000 to $1.8 million due to the aforementioned $385,000 gain on sales of leases. Noninterest income, including gains/(losses) on investment securities sold, totaled $18.6 million for 2007, as compared to $14.2 million for 2006.

Noninterest Expense

Noninterest expense for the fourth quarter of 2007 was $15.1 million compared to $14.1 million reported for the fourth quarter in 2006. Salary and benefit expenses increased by $569,000 to $8.5 million, primarily due to increased commission expense, reflecting increased leasing business. Occupancy, furniture and equipment expenses increased by $305,000 to $2.8 million primarily due to increased costs relating to two new branch offices, while other noninterest expenses increased by $90,000 to $3.8 million in the fourth quarter of 2007, as compared to the same period last year.

For the year 2007, noninterest expense was $58.2 million as compared to the $54.7 million reported for 2006. Salary and benefit costs increased by $2.0 million, or 7%, to $32.9 million due to increased leasing commissions, increased staffing levels, as well as normal salary and benefit increases. Occupancy, furniture and equipment expenses increased by $690,000 to $10.7 million, primarily due to the costs relating to the two new branch offices. Other noninterest expenses increased by $754,000, reflecting higher marketing expenses and ATM costs.

-continued-

Financial Condition

At December 31, 2007, total assets were $2.51 billion, an increase of $250.2 million, or 11% from year-end 2006. Total loans and leases were $1.88 billion, up $295.4 million or 19% from $1.59 billion at year-end 2006. The largest increases were in commercial loans and leases, which increased by $114.6 million, or 15%, and $159.1 million, or 81%, respectively. Total deposits were $1.99 billion at December 31, 2007, an increase of $126.8 million or 7% from $1.86 billion at December 31, 2006. Core deposits, which are defined as interest bearing deposits and savings and interest bearing transaction accounts, amounted to $1.38 billion and represented 70% of total deposits at December 31, 2007.

Asset Quality

At December 31, 2007, non-performing assets totaled $10.3 million (0.41% of total assets) and the Company had net charge-offs of $4.7 million in 2007. In the fourth quarter of 2007, the loan loss provision was $3.9 million compared to $738,000 for the same period last year. This year’s fourth quarter provision and charge-off totals included $3.1 million for a Commercial & Industrial loan that has become uncollectible. The Allowance for Loan and Lease Losses, which totaled $14.7 million at December 31, 2007, represented 0.78% of total loans, reflecting the 19% loan growth in 2007. The Company has no loan program tailored to sub-prime borrowers.

Capital

Stockholders’ equity was $211.6 million and book value per common share was $9.09 as of December 31, 2007. The Company’s leverage ratio was 8.11%. Tier I and total risk based capital ratios were 10.08% and 11.05%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Non-GAAP Financial Measures

The attached table refers to a performance measure, return on tangible equity, which has been determined by methods other than in accordance with GAAP. “Return on tangible equity” is defined as net income as a percentage of average total equity reduced by recorded intangible assets. This measure may be important to investors that are interested in analyzing our return on equity exclusive of the effect of changes in intangible assets on equity. The disclosure of return on tangible equity should not be viewed as a substitute for results determined in accordance with GAAP, and is not necessarily comparable to non-GAAP performance measures which may be presented by other companies. The following reconciliation table provides a more detailed analysis of this non-GAAP performance measure.

-continued-

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
Return on average equity	6.25%	4.29%	8.81%	8.85%
Effect of intangible equity	4.81%	3.79%	7.16%	8.29%

Return on tangible equity	11.06%	8.08%	15.97%	17.14%

Average shareholders’ equity	$209,235	$196,516	$204,127	$191,732
Average goodwill and intangibles	91,029	92,218	91,470	92,691

Average tangible equity	$118,206	$104,298	$112,657	$99,041

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$18,901	$16,805	$71,728	$66,704
Provision for Loan and Lease Losses	(3,914)	(738)	(5,976)	(1,726)
Noninterest Income (excluding investment securities gains)	4,499	4,151	16,858	17,175
Gains/(Losses) on investment securities	—	(3,344)	1,769	(2,995)
Noninterest Expense	(15,096)	(14,132)	(58,190)	(54,721)

Pretax Income	4,390	2,742	26,189	24,437
Tax Expense	(1,095)	(619)	(8,201)	(7,460)

Net Income	$3,295	$2,123	$17,988	$16,977

Basic Earnings Per Share*	$0.14	$0.09	$0.78	$0.73
Diluted Earnings Per Share*	$0.14	$0.09	$0.77	$0.73
Dividends per share*	$0.10	$0.10	$0.38	$0.37
Weighted Average Shares - Basic*	23,219	23,119	23,187	23,140
Weighted Average Shares - Diluted*	23,313	23,268	23,285	23,292

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.53%	0.37%	0.76%	0.76%
Annualized Return on Average Equity	6.25%	4.29%	8.81%	8.85%
Annualized Return on Tangible Equity**	11.06%	8.08%	15.97%	17.14%
Annualized Return on Interest Earning Assets	6.39%	6.21%	6.42%	6.01%
Annualized Cost of funds	3.51%	3.44%	3.51%	3.06%
Annualized Net interest spread	2.88%	2.77%	2.91%	2.94%
Annualized Net interest margin	3.38%	3.27%	3.41%	3.39%
Efficiency ratio***	62.21%	64.52%	63.18%	62.28%
Stockholders’ equity to total assets			8.42%	8.81%
Book value per share*			$9.09	$8.61

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans			0.28%	0.10%
Ratio of allowance to total loans			0.78%	0.85%
Non-performing loans to total loans			0.54%	0.28%
Non-performing assets to total assets			0.41%	0.20%
Allowance to non-performing loans			144%	303%

SELECTED BALANCE SHEET DATA AT PERIOD-END			12/31/2007	12/31/2006
Loans and Leases			$1,881,128	$1,585,716
Allowance for Loan and Lease Losses			(14,689)	(13,454)
Investment Securities			402,607	423,347
Total Assets			2,513,771	2,263,573
Total Deposits			1,987,405	1,860,627
Short-Term Borrowings			49,294	41,061
Long-Term Debt			249,077	148,413
Stockholders’ Equity			211,599	199,500

SELECTED AVERAGE BALANCE SHEET DATA
	For the three months ended		For the year ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Loans and Leases, net	1,821,748	1,536,030	1,708,467	1,419,272
Investment Securities	406,135	498,062	408,670	587,611
Interest-Earning Assets	2,263,081	2,075,726	2,150,345	2,028,261
Total Assets	2,474,310	2,286,467	2,360,935	2,234,155
Core Deposits	1,400,098	1,351,874	1,373,823	1,337,898
Time Deposits	583,375	524,400	538,376	474,693
Total Deposits	1,983,473	1,876,274	1,912,199	1,812,591
Short-Term Borrowings	50,665	50,870	54,707	92,481
Long-Term Debt	137,686	91,778	104,692	67,964
Subordinated Debentures	77,322	56,703	69,696	56,703
Total Interest-Bearing Liabilities	1,946,449	1,777,373	1,841,137	1,732,886
Stockholders’ Equity	209,235	196,516	204,127	191,732

*	Adjusted for a 5% stock dividend payable on November 16, 2007 to shareholders of record October 31, 2007.
**	This ratio is a Non-GAAP Financial Measure: an explanation and reconciliation are presented elsewhere in this press release.
***	Represents non-interest expense, excluding other real estate expense and core deposit amortization , as a percentage of total revenue (calculated on a tax equivalent basis), excluding gains (losses) on sales of securities. Total revenue represents net interest income (calculated on a tax equivalent basis) plus non-interest income.

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

ASSETS	December 31, 2007	December 31, 2006
(dollars in thousands)	(unaudited)
Cash and due from banks	$46,837	$47,888
Federal funds sold and interest-bearing deposits due from banks	10,351	32,076

Total cash and cash equivalents	57,188	79,964
Investment securities available for sale	273,247	280,509
Investment securities held to maturity; fair value of $129,207 in 2007 and $140,564 in 2006	129,360	142,838
Loans:
Commercial	900,733	786,152
Leases	355,643	196,518
Residential mortgages	314,393	288,008
Consumer and home equity	310,359	315,038

Total loans	1,881,128	1,585,716
Deferred fees	5,407	5,928
Allowance for loan and lease losses	(14,689)	(13,454)

Net loans	1,871,846	1,578,190
Premises and equipment - net	30,093	32,072
Accrued interest receivable	8,579	8,509
Goodwill	87,111	87,111
Other identifiable intangible assets	3,763	4,942
Bank owned life insurance	38,112	36,774
Other assets	14,472	12,664

TOTAL ASSETS	$2,513,771	$2,263,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$292,029	$303,558
Savings and interest-bearing transaction accounts	1,091,205	1,054,190
Time deposits under $100,000	364,477	293,308
Time deposits $100,000 and over	239,694	209,571

Total deposits	1,987,405	1,860,627
Federal funds purchased and securities sold under agreements to repurchase	49,294	41,061
Long-term debt	171,755	91,710
Subordinated debentures	77,322	56,703
Other liabilities	16,396	13,972

TOTAL LIABILITIES	2,302,172	2,064,073

STOCKHOLDERS’ EQUITY
Common stock, no par value; authorized shares, 40,000,000; issued shares, 24,769,084 at December 31, 2007 and 24,741,636 at December 31, 2006	258,037	242,661
Accumulated Deficit	(24,465)	(17,526)
Treasury stock, at cost, 1,488,069 shares at December 31, 2007 and 1,581,448 at December 31, 2006	(20,140)	(22,565)
Accumulated other comprehensive loss	(1,833)	(3,070)

TOTAL STOCKHOLDERS’ EQUITY	211,599	199,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,513,771	$2,263,573

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$31,143	$26,432	$117,039	$94,909
Federal funds sold and interest bearing deposits with banks	393	522	1,644	1,060
Taxable investment securities	3,745	4,392	14,669	20,115
Tax exempt investment securities	742	788	3,026	3,724

TOTAL INTEREST INCOME	36,023	32,134	136,378	119,808

INTEREST EXPENSE
Deposits	13,625	12,579	52,274	41,546
Federal funds purchased and securities sold under agreements to repurchase	469	606	2,303	4,297
Long-term debt	3,028	2,144	10,073	7,261

TOTAL INTEREST EXPENSE	17,122	15,329	64,650	53,104

NET INTEREST INCOME	18,901	16,805	71,728	66,704
Provision for loan and lease losses	3,914	738	5,976	1,726

NET INTEREST INCOME AFTER PROVISION FOR
LOAN AND LEASE LOSSES	14,987	16,067	65,752	64,978

NONINTEREST INCOME
Service charges on deposit accounts	2,784	2,796	10,630	10,792
Commissions and fees	761	733	3,096	3,595
Gains/(Losses) on investment securities	0	(3,344)	1,769	(2,995)
Income on bank owned life insurance	332	319	1,305	1,237
Other income	622	303	1,827	1,551

TOTAL NONINTEREST INCOME	4,499	807	18,627	14,180

NONINTEREST EXPENSE
Salaries and employee benefits	8,486	7,917	32,864	30,839
Net occupancy expense	1,508	1,339	5,877	5,386
Furniture and equipment	1,276	1,140	4,856	4,657
Stationery, supplies and postage	395	400	1,627	1,631
Marketing expense	414	376	1,825	1,573
Amortization of core deposit intangibles	287	298	1,180	1,196
Other expenses	2,730	2,662	9,961	9,439

TOTAL NONINTEREST EXPENSE	15,096	14,132	58,190	54,721

INCOME BEFORE PROVISION FOR INCOME TAXES	4,390	2,742	26,189	24,437
Provision for income taxes	1,095	619	8,201	7,460

NET INCOME	$3,295	$2,123	$17,988	$16,977

EARNINGS PER COMMON SHARE
Basic	$0.14	$0.09	$0.78	$0.73

Diluted	$0.14	$0.09	$0.77	$0.73

DIVIDENDS PER SHARE	$0.10	$0.10	$0.38	$0.37